Pepper Hamilton LLP
--------- Attorneys at Law


3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
215.981.4000
Fax 215.981.4750


March [XX], 2010


Touchstone Mazama Institutional Growth Fund
Touchstone Institutional Funds Trust
303 Broadway
Suite 1100
Cincinnati, Ohio 45202

Touchstone Mazama Growth Fund
Touchstone Funds Group Trust
303 Broadway
Suite 1100
Cincinnati, Ohio 45202


Ladies and Gentlemen:

Pursuant to the Agreement and Plan of Reorganization, dated as of [DATE] (the "Agreement"), by and between Touchstone Funds Group Trust, a Delaware statutory trust (the "TFGT"), on behalf of its Touchstone Mazama Growth Fund (the "Acquiring Fund"), a separate series of the Trust, and the Touchstone Institutional Funds Trust, a Delaware statutory trust (the "TIFT") on behalf of its Touchstone Mazama Institutional Growth Fund (the "Selling Fund," and together with the Acquiring Fund, the "Funds"), a separate series of the Trust, the Selling Fund will transfer all of its assets to the Acquiring Fund in exchange solely for voting shares of the Acquiring Fund (the "Shares") and the assumption of all of the liabilities of the Selling Fund by the Acquiring Fund, immediately after which the Selling Fund will distribute the Shares to its shareholders (the "Selling Fund Shareholders") in complete liquidation and termination of the Selling Fund (these transactions together, the "Reorganization").

We have acted as legal counsel to the Funds in connection with the Reorganization and in that connection you have requested our opinion regarding certain U.S. federal income tax consequences of the Reorganization. As such, and for the purpose of rendering our opinion, we have examined and are relying, with your permission (without any independent investigation or review thereof other than such investigation and review as we have deemed necessary to comply with our professional obligations under IRS Circular 230 or otherwise), upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (the "Documents"):


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
Pepper Hamilton LLP
--------- Attorneys at Law

Mazama Institutional Growth Fund
Mazama Growth Fund
Page 2
[DATE]


1. The Agreement;

2. The registration statement of the TIFT on Form N-14 to which this opinion is an exhibit, filed with the Securities and Exchange Commission with respect to the Shares to be issued in connection with the Reorganization (the "Registration Statement"), and the proxy statement/prospectus included in the Registration Statement (the "Proxy/Prospectus");

3. The representations made to us by the Funds in their letters to us dated the date hereof; and

4. Such other instruments and documents as we have deemed necessary or appropriate for purposes of our opinion.

For purposes of this opinion, we have assumed, with your permission and without independent investigation (other than such investigation as we have deemed necessary to comply with our professional obligations under IRS Circular 230 or otherwise), (i) that the Reorganization will be consummated in the manner contemplated by the Proxy/Prospectus and in accordance with the provisions of the Agreement without the waiver of any conditions to any party's obligation to effect the Reorganization, (ii) that original documents (including signatures) are authentic, (iii) that documents submitted to us as copies conform to the original documents, (iv) that there has been (or will be by the date of the Reorganization) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness of those documents, (v) the accuracy of statements and representations contained in the Documents, (vi) that covenants and warranties set forth in the Documents will be complied with and
(vii) that the Reorganization will be effective under applicable law.

Furthermore, we have assumed, with your permission and without independent investigation (other than such investigation as we have deemed necessary to comply with our professional obligations under IRS Circular 230 or otherwise), that, as to all matters in which a person or entity making a representation has represented that such person or entity or a related party is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement to take action, there is in fact no plan, intention, understanding or agreement and such action will not be taken, and we have further assumed that any statement made "to the knowledge of" or otherwise similarly qualified is correct without such qualification.

Subject to the foregoing and any other assumptions, limitations and qualifications specified herein, it is our opinion that for U.S. federal income tax purposes:

1. The transfer of all of the assets of the Selling Fund solely in exchange for the Shares and the assumption by the Acquiring Fund of all of the liabilities of the Selling Fund followed by the distribution of the Shares to the Selling Fund Shareholders in complete liquidation and termination of the Selling Fund will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and each of the Funds will be a party to the reorganization within the meaning of Section 368(b) of the Code;


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Pepper Hamilton LLP
--------- Attorneys at Law

Mazama Institutional Growth Fund
Mazama Growth Fund
Page 3
[DATE]


2. No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Selling Fund solely in exchange for the Shares and the assumption by the Acquiring Fund of all of the liabilities of the Selling Fund;

3. No gain or loss will be recognized by the Selling Fund upon the transfer of all of its assets to the Acquiring Fund solely in exchange for the Shares and the assumption by the Acquiring Fund of all of the liabilities of the Selling Fund, or upon the distribution by the Selling Fund of the Shares to the Selling Fund Shareholders in complete liquidation in exchange for their shares of the Selling Fund;

4. No gain or loss will be recognized by the Selling Fund Shareholders upon the exchange of their shares of the Selling Fund for the Shares in the Reorganization;

5. The aggregate tax basis of the Shares received by each Selling Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the shares of the Selling Fund held by such shareholder immediately prior to the Reorganization, and the holding period of the Shares received by a Selling Fund Shareholder will include the period during which the shares of the Selling Fund exchanged therefor were held by such shareholder (provided that the shares of the Selling Fund were held as a capital asset by the Selling Fund Shareholder on the date of the Reorganization); and

6. The tax basis of the assets of the Selling Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Selling Fund immediately prior to the Reorganization, and the holding period of such assets in the hands of the Acquiring Fund will include the period during which the assets were held by the Selling Fund.

This opinion is limited to the issues set forth above and does not address any other tax issues, including without limitation, the following: (1) the effect of the Reorganization on (i) the Funds (x) with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting, (y) with respect to any stock held of a passive foreign investment company as defined in Section 1297(a) of the Code, or (z) any limitations on the use or availability of capital losses, net operating losses, unrealized gain or loss or other losses under the Code, or (ii) any Selling Fund Shareholder that is required to recognize unrealized gains and losses for federal income tax purposes under a mark-to-market system of accounting and (2) any other federal, state, local or foreign tax issues of any kind.

Our opinion expressed herein is based upon the Code, regulations promulgated thereunder, administrative pronouncements and judicial authority, all as in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the Internal Revenue Service would agree with the opinion expressed herein or, if contested, the opinion would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this opinion. We undertake no responsibility to advise you of any new developments in the application or interpretation of relevant federal tax laws. If any of the facts or assumptions pertinent to the U.S. federal income tax treatment of the Reorganization specified herein or any of the statements, covenants, representations or warranties contained in the Documents are, or later become, inaccurate, such inaccuracy may adversely affect the conclusions expressed in this opinion. In addition, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Reorganization or any other transactions.


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Pepper Hamilton LLP
--------- Attorneys at Law

Mazama Institutional Grwoth Fund
Mazama Growth Fund
Page 4
[DATE]


This opinion is being provided solely for the benefit of the Funds. No other person or party shall be entitled to rely on this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the section captioned "Information About the Reorganization - Federal Income Tax Consequences" therein. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


Pepper Hamilton LLP